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                                                                    EXHIBIT 23.3

                           CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of The Macerich Company for the registration of 3,627,131 shares of Series A Cumulative Convertible Redeemable Preferred Stock and 3,627,131 shares of Common Stock and to the incorporation by reference therein of our report dated February 24, 1999, with respect to the combined statement of gross income and direct operating expenses of the SAFECO Portfolio for the year ended December 31, 1998, included in the Form 8-K/A of The Macerich Company dated April 21, 1999, filed with the Securities and Exchange Commission. Such report contains a paragraph that states that the accompanying combined statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, as described in Note 2, and is not intended to be a complete presentation of the SAFECO Portfolio's revenue and expenses.


                              /s/ Ernst & Young LLP

Seattle, Washington
June 7, 1999